Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-213317) and in the Registration Statement on Form F-3 (No. 333-286932) of Nebius Group N.V. of our reports dated April 30, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

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/s/ Reanda Audit & Assurance B.V.

April 30, 2026